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                                                                    Exhibit 21.1

                                Subsidiaries of
                             Price Enterprises, Inc.


   Subsidiaries                                        State of Incorporation
   ------------                                        ----------------------
Mexico Clubs, Inc.                                            Delaware
Price Quest, Inc.                                             Delaware
Price Global Trading, Inc.                                    Delaware
Price Real Estate, Inc.                                       Delaware
Price Ventures, Inc.                                          Delaware